             As filed with the Securities and Exchange Commission on
                                  June 18, 1996


                                            Registration No. 33-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  CompUSA Inc.
               (Exact name of issuer as specified in its charter)


            DELAWARE                                75-2261497
(State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)             Identification Number)


14951 North Dallas Parkway, Dallas, TX                 75240
(Address of principal executive offices)             (zip code)


                 PCs Compleat, Inc. 1991 Stock Option Plan
                        (Full title of the plan(s))


                         JAMES E. SKINNER
                      Chief Financial Officer
                           CompUSA Inc.
                    14951 North Dallas Parkway
                        Dallas, Texas 75240
                          (214) 982-4000
          (Name and address, including zip code, of agent for
           service) (Telephone number, including area code, of
                         agent for service)



                               COPY TO:
                       Thomas M. Cerabino, Esq.
                       Willkie Farr & Gallagher
                          One Citicorp Center
                         153 East 53rd Street
                          New York, NY 10022
                             (212) 821-8000

                         CALCULATION OF REGISTRATION FEE

- ------------------------ ---------------------- ---------------------- ----------------------- ----------------------
                                                Proposed               Proposed maximum
Title of                 Amount                 maximum                aggregate offering      Amount
securities               to be                  offering               price (2)               of regis-
to be                    registered(1)         price per                                      tration
registered                                      share (2)                                      fee
- ------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Common Stock
$0.01 par
value per
share                    325,413(3)             $40.75                 $13,260,579             $4,573

- --------------------------------------------

(1) This Registration Statement covers the 325,413 shares of Common Stock, $0.01 par value per share, of CompUSA Inc., a Delaware corporation ("CompUSA" or the "Registrant"), authorized to be issued under the PCs Compleat, Inc. 1991 Stock Option Plan. On May 30, 1996, pursuant to the merger of Snowstorm Merger Corp., a Delaware corporation and a wholly-owned subsidiary of CompUSA, with and into PCs Compleat, Inc. ("PCs Compleat"), a Delaware corporation, PCs Compleat became a wholly-owned subsidiary of CompUSA.

(2) Reflects the average of the high and low prices of CompUSA Common Stock on June 12, 1996 on the New York Stock Exchange pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act").

(3)     Represents shares which have not yet been issued.

                                     PART I

                            INFORMATION NOT REQUIRED
                          IN THE REGISTRATION STATEMENT


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are incorporated herein by reference:

                           (a) The Registrant's annual report filed on Form 10-K
                  for the fiscal year ended June 24, 1995, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

                           (b) All other reports filed by the Registrant
                  pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to in (b) above, including, without limitation, the reports referred to in items (c)-(g) below.

                           (c) The Registrant's quarterly report filed on Form
                  10-Q for the quarterly period ended September 23, 1995, filed pursuant to the Exchange Act.

                           (d) The Registrant's quarterly report filed on Form
                  10-Q for the quarterly period ended December 23, 1995, filed pursuant to the Exchange Act.

                           (e) The Registrant's quarterly report filed on Form
                  10-Q for the quarterly period ended March 23, 1996, filed pursuant to the Exchange Act.

                           (f) The Registrant's current report on Form 8-K,
                  filed with the Commission on May 20, 1996.

                           (g) The Registrant's current report on Form 8-K,
                  filed with the Commission on June 14, 1996.

                           (h) The description of the Registrant's common stock,
                  $0.01 par value per share (the "Common Stock"), and the description of the Registrant's Rights to Purchase Series A Junior Participating Preferred Stock, which descriptions are contained in the Registrant's Registration Statement, filed pursuant to the Exchange

                  Act, on Form 8-A (File No. 1-11566) on May 5, 1994, as amended by the Registrant's Form 8-A/A (File No. 1-11566), filed pursuant to the Exchange Act on November 14, 1995.

                  In addition, all documents filed by CompUSA with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  DESCRIPTION OF SECURITIES

                Inapplicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                Inapplicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

                In accordance with Section 145 of the DGCL, Article VI ("Article VI") of the Restated and Amended Certificate of Incorporation of CompUSA provides that no director of CompUSA shall be personally liable to CompUSA or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, Article VI shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to CompUSA or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Article VII of the Restated and Amended Bylaws of CompUSA provides for indemnification of directors and officers except as to certain circumstances and except as provided by applicable law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                Inapplicable.

Item 8. EXHIBITS

Exhibit No.

4.1               Restated  and  Amended  Certificate  of  Incorporation.
                  (Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 23, 1995 and incorporated herein by reference.)

4.2 Restated and Amended Bylaws. (Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 26, 1994 and incorporated herein by reference.)

4.3               Specimen  Common  Stock  Certificate  (as  amended).
                  (Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 23, 1995 and incorporated herein by reference.)

4.4 Rights Agreement dated April 29, 1994, between the Company and Bank One, Texas, N.A. as Rights Agent. (Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 26, 1994 and incorporated herein by reference.)

4.5 Letter of the Company dated November 1, 1995, appointing First Interstate Bank of Texas, N.A. as substitute Rights Agent under the Rights Agreement. (Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 23, 1995 and incorporated herein by reference.)

5.1 Opinion of Willkie Farr & Gallagher, counsel to CompUSA, as to the legality of the shares being registered.

23.1              Consent of Ernst & Young LLP.

23.2              Consent of Willkie Farr & Gallagher (contained in exhibit
                  5.1).

24.1              Power of Attorney (reference is made to the signature page).

99.1              Copy of PCs Compleat, Inc. 1991 Stock Option Plan

Item 9.           UNDERTAKINGS

                  1.  CompUSA hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)   to include any  prospectus  required by
                  Section  10(a)(3) of the  Securities Act;

                           (ii) to reflect in the prospectus any facts or
                  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by CompUSA pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. CompUSA hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of CompUSA's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. CompUSA hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CompUSA pursuant to the foregoing provisions, or otherwise, CompUSA has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CompUSA of expenses incurred or paid by a director, officer or controlling person of CompUSA in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CompUSA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will by governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 18th day of June, 1996.

                                               CompUSA Inc.

                                               By: /s/ James E. Skinner
                                                   James E. Skinner
                                                   Executive Vice President and
                                                   Chief Financial Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. Halpin and James E. Skinner, and each of them singly, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signatures                                        Title                             Date
                ----------                                        -----                             ----
/s/ James F. Halpin                          President, Chief Executive Officer and Director    June 18, 1996
James F. Halpin                                       (Principal Executive Officer)

/s/ James E. Skinner                                     Executive Vice President               June 18, 1996
James E. Skinner                                       and Chief Financial Officer
                                                         (Principal Financial and
                                                           Accounting Officer)

/s/ Giles H. Bateman                                         Chairman of the                    June 18, 1996
Giles H. Bateman                                            Board of Directors

/s/ Kevin J. Roche                                               Director                       June 18, 1996
Kevin J. Roche

/s/ Warren D. Feldberg                                           Director                       June 18, 1996
Warren D. Feldberg

/s/ Leonard L. Berry, Ph.D.                                      Director                       June 18, 1996
Leonard L. Berry, Ph.D.

/s/ Lawrence Mittman                                             Director                       June 18, 1996
Lawrence Mittman

/s/ Edith Weiner                                                 Director                       June 18, 1996
Edith Weiner


                                INDEX TO EXHIBITS



Exhibit No.                                         Exhibit
- -----------                                         -------

 4.1            Restated and Amended  Certificate of Incorporation.
                (Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 23, 1995 and incorporated herein by reference.)

 4.2 Restated and Amended Bylaws. (Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 26, 1994 and incorporated herein by reference.)

 4.3 Specimen Common Stock Certificate (as amended). (Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 23, 1995 and incorporated herein by reference.)

 4.4 Rights Agreement dated April 29, 1994, between the Company and Bank One, Texas, N.A. as Rights Agent. (Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 26, 1994 and incorporated herein by reference.)

 4.5 Letter of the Company dated November 1, 1995, appointing First Interstate Bank of Texas, N.A. as substitute Rights Agent under the Rights Agreement. (Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 23, 1995 and incorporated herein by reference.)

 5.1 Opinion of Willkie Farr & Gallagher, counsel to CompUSA, as to the legality of the shares being registered.

  23.1           Consent of Ernst & Young LLP.

  99.1           Copy of PCs Compleat, Inc. 1991 Stock Option Plan.